Exhibit 10.61


              KINGFISHER TRADEMARK and TRADE NAME LICENSE AGREEMENT

     THIS LICENSE AGREEMENT is by and between Kingfisher America, Inc., a Delaware Corporation having a place of business at Three Harbor Drive, Suite 115, Sausalito, CA 94965 (hereinafter "Licensor") and Mendocino Brewing Company, a California Corporation having a place of business at 1601 Airport Road, Ukiah, CA 95482 (hereinafter "Licensee").

     WHEREAS, Licensor is owner by assignment of the United States rights to the mark KINGFISHER, pending United States Trademark Application, Serial Number 75/927,777, filed February 24, 2000 for fermented alcoholic beverages made with malt, namely assorted beers, in International Class 32 (hereinafter the "Mark"), and the name "Kingfisher Brewing Company" (hereinafter the Name), and the goodwill of the businesses in connection with which the Mark and Name are used.

     WHEREAS, Licensee would like to license rights to the Mark and Name for use in connection with the brewing and distribution of assorted beers in the United States.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, Licensor and Licensee hereby agree as follows:

     1. Grant of Royalty Free, Exclusive License. Licensor hereby grants to Licensee, a royalty free, exclusive license to use the Mark and Name in connection with the brewing and distribution of assorted beers throughout the United States of America, and its territories and possessions. The License granted herein shall take effect upon the date this License Agreement is executed by both Licensor and Licensee, and shall continue in force until the expiration or termination of the Distribution Agreement dated 9 October 1998 by and between United Breweries International (U.K.) Limited and UBSN Limited, a copy of which is attached as Exhibit A, and incorporated by reference herein. Expiration or termination of the Distribution Agreement dated 9 October 1998 shall be in


KINGFISHER TRADEMARK and TRADE NAME LICENSE AGREEMENT
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

accordance with the provisions of that Distribution Agreement. Licensee may not assign, transfer, or sublicense this License without the prior written consent of Licensor.

     2. Scope of Use and Standard to be Maintained by Licensee. Licensee agrees to use the Mark and Name only for the brewing and distribution of assorted bees throughout the United States, and for promotion and advertising related directly thereto. Licensee agrees that all beers bearing the Mark and Name will be of a high quality satisfactory to Licensor. Licensor shall have the right to determine whether the beers are of satisfactory quality. Licensee agrees to cooperate with Licensor in facilitating Licensor's control of the nature and quality of the assorted beers offered under the Mark and Name, to permit reasonable, periodic inspection of Licensee's operations, at reasonable times and with reasonable notice. Licensor reserves the right to inspect the quality of the beers provided by the Licensee to assure that quality is maintained. Licensor shall also have the right to require from time to time that the Licensee submit samples of advertising and promotional materials to Licensor for inspection and approval, and to review Licensee's beers to assure that quality under the Mark and Name is being maintained. Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the importation, distribution, sale and advertising of assorted beers offered under the Mark and Name.

     3. Qualified Permission to file "KINGFISHER BREWING COMPANY" as a Fictitious Business Name in Mendocino County, California. Licensee hereby grants licensee permission to file "Kingfisher Brewing Company" as a Fictitious
Business Name in Mendocino County, California, and to use the Fictitious Business Name of "Kingfisher Brewing Company" on labels and on advertising and promotional materials for the beers produced under the KINGFISHER mark, with the following qualifications and conditions: (1) License will provide Licensor with a copy of its Fictitious Business Name application as well as a certified copy of the Kingfisher Brewing Company Fictitious Business Name Registration Certificate within 14 days of its registration by Mendocino County. (2) Licensee will use the "Kingfisher Brewing Company" Fictitious Business Name only on labels and advertising and promotional materials for beers brewed and distributed under


KINGFISHER TRADEMARK and TRADE NAME LICENSE AGREEMENT
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

the licensed KINGFISHER mark. (3) In the event of the termination or cancellation of this License, within 30 days of the date of cancellation, Licensee will submit written notice of cancellation of the Kingfisher Brewing Company Fictitious Business Name to the proper authorities in Mendocino County. Contemporaneous with the submission, Licensee will provide Licensor with a copy of the cancellation notice submitted to Mendocino County. Licensee will also provide Licensor with confirmation of cancellation of the Fictitious Business Name when received from Mendocino County. (4) Licensee agrees not to file "Kingfisher Brewing Company" as a Fictitious Business Name in any place or county other than Mendocino County, California. (5) Licensee agrees not to adopt "Kingfisher Brewing Company" as its corporate name, or thename of any entity of which it owns any part. (6) Licensee agrees not to register or attempt to register "Kingfisher Brewing Company" as a mark anywhere in the world.

     4. Rights and Goodwill in Licensed Mark and in the Name KINGFISHER BREWING COMPANY Inure to Licensor. Licensee recognizes and acknowledges the validity of the Mark "Kingfisher" and the Name "Kingfisher Brewing Company", that all rights therein and goodwill pertaining thereto belong exclusively to Licensor, that all rights resulting from Licensee's use of the Mark and the Name inure solely and completely to the benefit of Licensor. Licensee agrees not to challenge the Licensed Mark "Kingfisher."

     5. Indemnification. Licensor will hold Licensee harmless against any and all third party claims that use of the Licensed Mark or Name is liable to cause deception or confusion to the public or is liable to infringe any valid intellectual property right of any third party. Licensee agrees to promptly notify Licensor in writing of any infringement of the licensed Mark, or of any assertion by a third party that use of the Licensed Mark or Name infringes their intellectual property rights.

     6. Notice Addresses. Any notice required or permitted to be given under this License shall be by written communications directed by one party to the other at its notice address as follows:


KINGFISHER TRADEMARK and TRADE NAME LICENSE AGREEMENT
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                  Licensor:         Kingfisher America, Inc.
                                    Attention, Anil Pisharody, Secretary
                                    Three Harbor Drive, Suite 115
                                    Sausalito, CA  94965

                  Licensee:         Mendocino Brewing Company
                                    Attention N. Mahadevan
                                    1601 Airport Road
                                    Ukiah, CA  95482

     Notice addresses may be changed by providing the affected party to this License with a written notice.

     7. Effects of and Procedure on Termination or Cancellation. Upon termination or cancellation of this License from Licensor, Licensee agrees to immediately discontinue use of the Name "Kingfisher Brewing Company" and the Mark "Kingfisher" and not to use any name or mark confusingly similar thereto for any purpose, and to destroy all product and printed materials bearing the Name and Mark, unless Licensor has granted to Licensee a period of time certain in which to dispose of product bearing the Name and Mark.

     8. Entire Agreement. This License Agreement contains the entire agreement between the parties relating to the subject mater hereof, and all prior proposals, discussions or writings are superseded hereby.

     9. Severability. This finding by any court that a provision of this License Agreement is invalid shall not operate or be construed to invalidate the balance of the provisions contained in this License Agreement, which provisions shall continue to remain in force and effect.

     10. Construction. This License Agreement shall be governed by the laws of the State of California as they relate to contracts entered into and performed in


KINGFISHER TRADEMARK and TRADE NAME LICENSE AGREEMENT
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Sausalito, County of Marin, California.  Licensor agrees to personal and subject matter jurisdiction in a court of competent jurisdiction in Marin County, California.

     11. No Oral Changes. This License Agreement may not be changed, modified or amended, except by a written agreement executed by the Licensor and the Licensee.

     IN WITNESS WHEREOF, the parties hereto execute this License Agreement by their duly authorized representatives on the date set forth below. Licensor, Kingfisher America, Inc. By


/s/ Anil Pisharody                               07/17/01
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Anil Pisharody, Secretary/Treasurer                Date


Licensee, Mendocino Brewing Company

By

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                                                Date

----------------------------------------------------------------
Printed Name and Title of Person Signing for Licensee


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